EXHIBIT 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 23, 2006, accompanying the consolidated financial statements and schedule included in the Annual Report of Jinpan International Limited on Form 20-F for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement (Form S-8 No. 333-9524) pertaining to the 1997 Stock Option Plan of Jinpan International Limited.

/s/ Grant Thornton
Hong Kong
July 10, 2006